Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Shenzhen ORB-FT New Materials Co., Ltd.

We have audited the accompanying balance sheets of Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the related  statements of operations and  comprehensive income, stockholders' equity and cash flows for the years then ended. Shenzhen ORB-FT New Materials Co., Ltd.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Morison Cogen LLP

Bala Cynwyd, Pennsylvania
March 8, 2010

SHENZHEN ORB-FT New Material Co., Ltd
BALANCE SHEETS
AS OF DECEMBER 31, 2009 and 2008

	2009	2008
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$299,719	$58,849
Accounts receivable, net	1,138,081	811,410
Bills receivable	87,871	23,926
Other receivables, net	217,383	270,939
Deposit	9,538	19
Prepayment	468,771	220,583
Inventory	546,968	287,388

Total current assets	2,768,331	1,673,114

PROPERTY AND EQUIPMENT, net	421,575	467,372

TOTAL ASSETS	$3,189,906	$2,140,486

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$55,575	$197,008
Accrued liabilities and other payables	10,685	128,614
Tax payable	549,979	222,545
Amount due to related party	-	224,553

Total current liabilities	616,239	772,720

COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	241,648	241,648
Statutory reserve	140,590	101,769
Accumulated other comprehensive income	111,177	109,400
Retained earnings	2,080,252	914,949

Total stockholders' equity	2,573,667	1,367,766

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,189,906	$2,140,486

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
THE STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$4,306,946	$2,686,576

Cost of goods sold	2,287,228	1,507,773

Gross profit	2,019,718	1,178,803

Operating expenses
Selling expenses	221,182	215,528
General and administrative expenses	196,897	117,901
Research and development expense	89,766	111,889

Total operating expenses	507,845	445,318

Income from operations	1,511,873	733,485

Non-operating income (expenses)
Interest income	683	443
Other income	286	-
Other expenses	(2,092)	(4,339)

Total non-operating expenses, net	(1,123)	(3,896)

Income before income tax	1,510,750	729,589

Income tax expense	306,626	135,991

Net income	$1,204,124	$593,598

Other comprehensive item
Foreign currency translation	1,777	57,810

Comprehensive Income	$1,205,901	$651,408

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2009 AND 2008

	Common stock
	Shares	Amount	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at January 1, 2008	-	$-	$241,648	$42,409	$51,590	$380,711	$716,358

Net income for the year	-	-	-	-	-	593,598	593,598

Transfer to statutory reserves	-	-	-	59,360	-	(59,360)	-

Foreign currency translation gain	-	-	-	-	57,810	-	57,810

Balance at December 31, 2008	-	-	241,648	101,769	109,400	914,949	1,367,766

Net income for the year	-	-	-	-	-	1,204,124	1,204,124

Transfer to statutory reserves	-	-	-	38,821	-	(38,821)	-

Foreign currency translation gain	-	-	-	-	1,777	-	1,777

Balance at December 31, 2009	-	$-	$241,648	$140,590	$111,177	$2,080,252	$2,573,667

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,204,124	$593,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,837	52,562
Allowance for doubtful account	6,809	-
Decrease(Increase) in current assets:
Accounts receivable	(331,494)	48,959
Bill receivable	(63,896)	(23,546)
Prepayment	(247,880)	(181,644)
Other receivables	52,696	(132,811)
Inventory	(259,204)	(211,504)
Deposit	(9,515)	-
Increase (decrease) in current liabilities:
Accounts payable	(141,560)	9,190
Accrued liabilities and other payables	(118,001)	(146,161)
Tax payable	327,091	115,884

Net cash provided by operating activities	473,007	124,527

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(7,621)	-

Net cash used in investing activities	(7,621)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related parties	(224,671)	(217,416)

Net cash used in financing activities	(224,671)	(217,416)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	155	8,163

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	240,870	(84,726)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	58,849	143,575

CASH & CASH EQUIVALENTS, END OF YEAR	$299,719	$58,849

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$-
Cash paid for income tax	$17,781	$1,017

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenzhen ORB-FT New Materials Co., Ltd. (the “Company” or “ORB”) was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The Company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The Company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (US GAAP). The Company’s functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company made allowance of $5,719 and $0 at December 31, 2009 and 2008, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Inventories

Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in the development stage. Research and development costs are expenses as incurred.  For the year ended December 31, 2009 and 2008, the research and development expense was $ 89,766 and $ 111,889, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company adopted the provisions of SFAS Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740), as of January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with the recognition standards established by FIN 48. As a result of the implementation of FIN 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. The Company recognizes interest related to unrecognized tax benefits as interest expense and penalties are classified in general and administrative expenses in the statements of income. At December 31, 2009 and 2008, the Company had no uncertain positions that would necessitate the recording of tax-related liability.  The Company is subject to examination by the taxing authorities of the PRC.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104, (codified in FASB ASC Topic 480).  Sales revenue is recognized at shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All Company products are sold in the PRC and subject to the Chinese value added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the Company’s products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Shipping and handling costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2009 and 2008, shipping and handling costs were $96,922 and $59,468.

Concentration of Credit Risk

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” (codified in FASB ASC Topic 230), cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data is not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (codified in FASB ASC Financial Instruments, Topic 825), requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB were translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2009 and 2008 included net income and foreign currency translation adjustments.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (codified in FASB ASC Topic 280) requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

As of September 30, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Subsequent events have been evaluated through March 8, 2010.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10 and 820-10, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning July 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 (formerly, SFAS No. 157) establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on January 1, 2009. The adoption of this standard did not have a material impact on its financial statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventory consisted of finished goods and raw material at December 31, 2009 and 2008 as following:

	2009	2008
Finished goods	$531,387	$283,713
Raw material	15,581	3,675
	$546,968	$287,388

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

4. PROPERTY AND EQUIPMENT, NET

As of December 31, 2009 and 2008, Property and equipment consisted of the following:

	2009	2008
Office equipment	$11,320	$3,692
Plant and machinery	527,225	526,732
Less: Accumulated depreciation	(116,970)	(63,052)
	$421,575	$467,372

Depreciation expense was $53,837 and $52,562 for the year ended December 31, 2009 and 2008, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (OEM) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At December 31, 2009 and 2008, the prepayment consisted of the following:

	2009	2008

Payment to OEM factories	$468,771	$216,881
House rental	-	3,702
	$468,771	$220,583

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of December 31, 2009 and 2008, bills receivable was $87,871 and $23,926, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,092 and $0 at December 31, 2009 and 2008, respectively, the net amounts of other receivables were $217,383 and $270,939 at December 31, 2009 and 2008, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

8. MAJOR CUSTOMERS AND VENDORS

Two and one major customers accounted for 79% (50% and 29% for each) and 68% of sales for the years end December 31, 2009 and 2008, respectively. Accounts receivable from these customers amounted to $830,748 and $477,088 as of December 31, 2009 and 2008, respectively. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

The Company purchased its products from four major vendors during the year ended December 31, 2009 with each accounting for 60%, 15%, 10% and 10% of purchases, respectively. Accounts payable to these vendors were $46,866 as of December 31, 2009. The Company had two major vendors during 2008 with each vendor accounting for 74% and 15% of the total purchases. Accounts payable to these vendors was $182,103 as of December 31, 2008.

9. OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Other payables	$-	$75,766
Receipt in advance	-	12,619
Accrued salaries	10,685	40,229
Total	$10,685	$128,614

10. DUE TO RELATED PARTY

Due to related party represented payments of $224,553 made by a director for the Company’s expenses in 2008, it had no interest and stated term, and was unsecured. This borrowing was repaid in full in 2009.

11. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Value-added tax payable	$48,209	$8,853
Education surtax and other taxes payable	1,928	3,011
Income tax payable	499,842	210,681
Total	$549,979	$222,545

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

12. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district, which was subject to tax at a statutory rate of 15% before year 2008, 18% for 2008 and 20% for 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008
US statutory rates	34.0%	34.0%
Tax rate difference	(14.0)%	(16.0)%
NOL utilized	-%	-%
Valuation allowance	-%	-%
Tax per financial statements	20.0%	18.0%

There were no material temporary differences as of December 31, 2009 and 2008.

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the year ended December 31, 2009, the Company transferred $38,821 to the reserve. For the year ended December 31, 2008, the Company transferred $59,360 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

14. COMMITMENTS

The Company leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with expiration date on November 30, 2011 for monthly rent of approximately $527 (RMB 3,600). Based on the lease agreement, the Company will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of December 31, 2009, future minimum rental payments required under this operating lease is as follows:

Year ending December 31,	Amount

2010	$6,300
2011	5,800
Total	$12,100

Total rental expense for the year ended December 31, 2009 and 2008 was $25,479 and $15,032, respectively.

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.